EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-70965 of LNR Property Corporation on Form S-8 of our report dated August 30, 2002, appearing in this Annual Report on Form 11-K of LNR Property Corporation Savings Plan for the year ended December 31, 2001.

/s/  Deloitte & Touche LLP

Miami, Florida

September 12, 2003